[Letterhead of Arthur Andersen LLP]

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated May 23, 1996 (and to all references to our firm) included in or made a part of Amendment Number 2 to Form S-1 of Regent Bancshares Corporation (Number 333-28999).

                                         ARTHUR ANDERSEN LLP

Philadelphia, PA
August 11, 1997


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